EX-10

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




The Board of Directors of Jackson National Life Insurance Company of New York and Contract Owners of JNLNY Separate Account I:


We consent to the use of our reports on the financial statements of Jackson National Life Insurance Company of New York dated March 14, 2006, and on the financial statements of JNLNY Separate Account I, dated March 24, 2006, incorporated herein by reference in the Post-Effective Amendment to Form N-4 of JNLNY Separate Account I.


 /s/ KPMG LLP

Chicago, Illinois
December 22, 2006